UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 16, 2019

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-38402	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective on May 16, 2019, M&K CPAS, PLLC (“M&K”) resigned as the independent registered public accounting firm of Monaker Group, Inc. (the “Company”, “we” and “us”). On the same date, May 16, 2019, the Company, with the recommendation and approval of the Audit Committee of the Company, engaged Thayer O’Neal Company, LLC (“Thayer O’Neal”), as its independent registered public accounting firm.

Pursuant to applicable rules, the Company makes the following additional disclosures:

(a)

M&K was engaged by the Company on October 11, 2018, and reviewed the Company’s Quarterly Reports on Form 10-Q for the quarters ended August 31, 2018 and November 30, 2018. M&K did not provide any audit reports to the Company, and as such, there were no adverse opinions or disclaimers of opinion and no qualifications or modifications as to uncertainty, audit scope or accounting principles.

(b)

During the period from October 11, 2018, the date of M&K’s engagement, through May 16, 2019, the effective date of M&K’s resignation, there were no disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to M&K’s satisfaction would have caused it to make reference thereto in connection with any reports it would have issued, and there were no events of the type described in Item 304(a)(1)(v) of Regulation S-K, except as disclosed below. The Company had one disagreement with M&K. M&K believed the complexities related to a series of transactions warranted formal consultation with the Securities and Exchange Commission's Office of the Chief Accountant (“SEC-OCA”). The Company believed that the transactions did not warrant formal consultation with the SEC-OCA and, that it did not have sufficient time to request such formal guidance (with the due date of its Annual Report on Form 10-K approaching). Because the Company did not believe requesting guidance from the SEC-OCA was warranted and because it did not want to spend the time and resources to request guidance from the SEC-OCA, M&K resigned.

(c)

During the fiscal years ended February 28, 2018 and 2017 and through May 16, 2019, the Company did not consult with Thayer O’Neal with respect to any matter whatsoever including without limitation with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements and either a written report was provided to the Company or oral advice was provided that Thayer O’Neal concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided M&K with a copy of the foregoing disclosure and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of such letter, dated May 21, 2019, is filed as Exhibit 16.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1*	Letter to Securities and Exchange Commission from M&K CPAS, PLLC, dated May 21, 2019

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: May 21, 2019	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1*	Letter to Securities and Exchange Commission from M&K CPAS, PLLC dated May 21, 2019

* Filed herewith.